UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2024

NOV INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12317	76-0475815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10353 Richmond Ave. Houston, Texas		77042
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code 346-223-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NOV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

On April 25, 2024, NOV Inc. issued a press release announcing earnings for the quarter ended March 31, 2024 and conference call in connection therewith. A copy of the release is furnished herewith as Exhibit 99.1 and incorporated herein by reference. A presentation to accompany the conference call, which contains certain historical and forward-looking information relating to the Company (the “Presentation Materials”), has been made available on its website at www.nov.com. A copy of the Presentation Materials is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On April 25, 2024, the Company also announced its intention to introduce a return of capital plan under which the Company plans to return at least 50% of excess free cash flow (defined as cash flow from operations less capital expenditures and other investments, including acquisitions) on an annual basis, through a return of capital framework employing a combination of base dividends, share repurchases, and supplemental dividends. The Company stated that it expects to increase its quarterly cash dividend on its common stock from $0.05 per share to $0.075 per share, a 50% increase. The first increased quarterly dividend of $0.075 per share is anticipated to be paid out during the quarter ended June 30, 2024, however, the declaration and payment of future dividends are subject to the sole discretion of the Company’s Board of Directors. Subject to the approval of the Company’s Board of Directors, the Company also intends to declare a supplemental dividend during the quarter ended June 30, 2025. The amount of such supplemental dividend is expected to be a minimum of 50% of the excess free cash flow less capital returned to shareholders via base quarterly dividends and share repurchases during 2024.

Item 8.01 Other Events

On April 25, 2024, the Company also announced that its Board of Directors authorized and approved a share repurchase program for up to $1 billion of the currently outstanding shares of the Company’s common stock over a period of 36 months. Under the share repurchase program, the Company may repurchase shares from time to time through open market purchases, in privately negotiated transactions or by other means, including through the use of trading plans intended to qualify under Rule 10b5-1 under the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, in accordance with applicable securities laws and other restrictions, including Rule 10b-18. The timing and total amount of any stock repurchases will depend upon business, economic and market conditions, corporate and regulatory requirements, prevailing stock prices and other considerations. Information regarding share repurchases will be available in the Company’s periodic reports on Form 10-Q and 10-K filed with the Securities and Exchange Commission as required by the applicable rules of the Exchange Act.

The information contained in Item 2.02 and 7.01 of this Current Report, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are subject to a number of risks, uncertainties and assumptions, including the factors described in the Company’s most recent periodic reports and other documents filed with the Securities and Exchange Commission (the “SEC”), which are available free of charge at the SEC’s website at www.sec.gov or the Company’s website at www.nov.com. The Company cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is provided as part of the information furnished under Item 2.02, 7.01 and Item 8.01 of this Current Report on Form 8-K:

99.1

NOV Inc. press release dated April 25, 2024 announcing the earnings results for the quarter ended March 31, 2024, return of capital framework, $1 billion share repurchase authorization, and plan to increase dividend 50%.

99.2	Presentation Materials dated April 26, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2024	NOV INC.

/s/ Brigitte M. Hunt
Brigitte M. Hunt
Vice President